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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Summary Consolidated Financial Information", "Selected Historical Financial Data" and "Experts" and to the use of our report dated April 14, 2008, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-142383) and related Prospectus of GT Solar International, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 14, 2008

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Consent of Independent Registered Public Accounting Firm